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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.

                          SCHEDULE 14A INFORMATION


        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by
       Rule14a-6(e)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[X]    Soliciting Material Pursuant to Rule 14a-12

                             THE ROUSE COMPANY
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              (Name of Registrant as Specified in its Charter)

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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[X]    No fee required
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       (1)  Title of each class of securities to which transaction applies:

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       (2)  Aggregate number of securities to which transaction applies:

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       (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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       (4)  Proposed maximum aggregate value of transaction:

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[ ]    Check box if any part of the fee is offset as provided by
       Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule
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The following is a general Questions and Answers memo for Rouse employees that was first posted on Rouse's intranet on August 30, 2004.


QUESTIONS AND ANSWERS FOR EMPLOYEES -- GENERAL

Deal Rationale
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1)   WHY DOES GENERAL GROWTH PROPERTIES ("GGP") WANT TO ACQUIRE THE ROUSE
     COMPANY ("TRC")?

By acquiring TRC, GGP will add TRC's high quality portfolio, featuring premier, large-scale retail centers across the United States, to its robust base of properties. Combining the knowledge and experience of both organizations will create a new standard of excellence in retail development and operations, as well as in master-planned communities and other mixed-use projects.

2)   WHAT IS THE PURPOSE OF THE ACQUISITION?

We believe this transaction offers a strong opportunity to maximize returns for our shareholders. This transaction recognizes the extraordinary values that have been built by TRC since its founding in 1939. The combination of our premier retail properties with those of GGP will create the most powerful portfolio of retail assets in the United States.

3)   WHAT ARE THE NEXT STEPS TOWARDS CLOSING THE DEAL?

The deal is expected to close in the fourth quarter, after completing shareholder approval. Meanwhile, each company will continue to operate as two separate and distinct entities, each under its current HR policies and business procedures. However, under our merger agreement with GGP, we may require GGP's consent to certain actions. If you have any questions, please contact your division head.

4)   HOW WILL JOBS BE AFFECTED BY THE ACQUISITION?

Mergers and acquisitions often result in the loss of jobs for employees because of redundancies and differing business strategies. It is important to know that any decision to eliminate jobs will not be taken lightly. We will communicate this and other impacts to you as soon as it is feasible to do so.

5) WILL ONE COMPANY BE EXPECTED TO ADOPT ALL OF THE COMPANY'S POLICIES, PROCEDURES AND WORK PROCESSES?

As part of any thoughtful acquisition, during the period prior to and after closing, an examination will be made of the areas within both GGP and TRC where it makes strategic business sense to adopt a common policy or procedure.

6)   WHAT WILL HAPPEN TO TRC'S BRAND NAME?

After the acquisition is complete, we expect that TRC will go under the name of General Growth Properties. The Rouse Company name may continue in the Community Development area of the newly merged company.

Management Questions
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1)   WHO WILL BE ON THE MANAGEMENT TEAM OF GGP?

A transition process will be implemented to oversee activities related to the merger and the integration of TRC's retail, mixed-use and community development properties into GGP's portfolio. Once the acquisition is complete, employees will be informed of the management structure.

2)   WHAT ARE GGP'S AND TRC'S MANAGEMENT STYLES?

Both companies have highly competent staff and share an outstanding reputation in the market.

External Communications
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1)   WHAT COMPANY NAME DO WE USE WHEN WE ANSWER THE PHONE? WHEN DO WE START
     USING GGP? HOW WILL OUR BUSINESS CARDS OR SIGNAGE READ? WILL JOB
     TITLES BE THE SAME?

Before the two businesses can be combined and the deal closed, TRC must obtain shareholder approval. Until the closing, employees should continue to operate as they have been, following current HR policies, business practices and procedures.

2)   I INTERACT WITH VENDORS AND CUSTOMERS. WHAT SHOULD I TELL THEM?

For Vendors: We are committed to the important projects on which we are currently partnering with you. Continue to work with us as you always have, but understand that under our merger agreement with GGP, we may require GGP's consent to certain actions.

For Customers: The merger with GGP in no way affects our commitment to you or the quality of the services we provide you. In fact, we believe that this merger will enable us to better serve your needs. We value our relationship with you, and will continue to keep you informed about developments and how you will benefit as a result.

3)   WHAT IF THE MEDIA CALLS?

Calls received from the media should be directed to Bob Rubenkonig at extension 6560.

QUESTIONS AND ANSWERS FOR EMPLOYEES - COMPENSATION AND BENEFITS

1)   HOW WILL JOBS BE AFFECTED BY THE ACQUISITION?

Until the official close of the transaction, we anticipate that employees will continue in their current jobs. Once the closing is final, some TRC employees may become employees of GGP. Over the next few weeks and months, policies, procedures and organizational structures will be evaluated, and a number of transition activities will take place.

As part of the acquisition, some positions will likely be eliminated. Employees separated within one year of the closing date will be eligible for severance under TRC's severance policy.

TRC will provide more specific information to each impacted employee during this transition.

2) WILL FORMER TRC EMPLOYEES WHO BECOME EMPLOYEES OF GGP CONTINUE TO HAVE A SIMILAR BENEFITS PROGRAM?

TRC employees will continue to be covered under current benefit plans through the closing. Upon closing, eligible TRC employees will be provided benefits under the new organization.

3) WHEN WILL WE KNOW FOR CERTAIN WHAT THE PACKAGE OF COMPENSATION AND BENEFITS WILL BE?

Once the deal is closed, we expect that employees will be invited to information sessions with the new management team.

4)   AM I GOING TO HAVE TO RELOCATE TO CONTINUE WITH THE NEW COMPANY?

As the transition progresses, decisions regarding staffing and location will be made and will be communicated to impacted employees.

5) WHAT ARRANGEMENTS WILL BE MADE FOR CHANGES TO OFFICE SERVICES SUCH AS ACCOUNTING, IT AND HR?

Until the closing date, TRC employees will continue to interact with TRC's staff support functions, such as IT and HR. Once the merger is complete, employees will be given specific information regarding GGP's organizational structure, policies and procedures.


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                   CAUTIONARY FORWARD-LOOKING STATEMENTS

This document includes forward-looking statements, which reflect the Company's current view with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical or anticipated results. The words "will," "plan," "believe," "expect," "anticipate," "should," "target," "intend" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of certain factors that could cause actual results to differ materially from historical or anticipated results, including real estate investment risks, development risks and changes in the economic climate, see Exhibit 99.1 of the Company's Form 10-Q for the quarter ended June 30, 2004.

                           ADDITIONAL INFORMATION

In connection with the proposed transaction, the Company will be filing a proxy statement on Schedule 14A with the Securities and Exchange Commission ("SEC"). INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE MERGER. The final proxy statement will be mailed to the Company's stockholders. Investors and security holders may also obtain a free copy of the proxy statement (when available) and other documents filed by the Company with the SEC at the SEC's web site at http://www.sec.gov. Copies of the Company's SEC filings are also available on the Company's website at http://www.therousecompany.com under "Investor Relations." Free copies of the proxy statement, once available, and the Company's other filings with the SEC may also be obtained from the Company free of charge by directing a request to The Rouse Company, 10275 Little Patuxent Parkway, Columbia, Maryland 21044, Attention: Investor Relations.

INVESTORS SHOULD READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING DECISIONS.

Information regarding the Company's directors and executive officers who were in office at the time of the Company's 2004 annual meeting of stockholders is available as to those directors and executive officers in the Company's proxy statement for that meeting which was filed with the SEC on April 2, 2004. In addition to those directors and executive officers, a director appointed since the 2004 annual meeting, other members of the Company's management and its employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.